UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NUTRACEA
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NUTRACEA
1261 Hawk’s Flight Court
El Dorado Hills, California 95762

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 24, 2006

TO THE SHAREHOLDERS:

The 2006 Annual Meeting of Shareholders of NutraCea, a California corporation, will be held at The Sacramento Marriott Rancho Cordova, 11211 Point East Drive, Rancho Cordova, California on Wednesday, May 24, 2006, from 9:00 A.M. to 11:00 A.M. (Pacific Time) for the purpose of considering and voting upon:

1.                the election of eight directors to serve on the Board of Directors until the 2007 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.                the approval of the 2005 Equity Incentive Plan; and

3.                the transaction of any other business that is properly presented before the annual meeting or any adjournment or postponement thereof.

All holders of shares of common stock, as of the close of business on April 13, 2006, are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to submit your proxy as promptly as possible according to the enclosed instructions, whether or not you plan to attend the meeting. Any shareholder attending the meeting may vote in person even if he or she submitted a proxy.

By Order of the Board of Directors,
/s/ TODD C. CROW
Todd C. Crow
Chief Financial Officer

El Dorado Hills, California

April 27, 2006

IMPORTANT

Whether or not you expect to attend the 2006 Annual Meeting of Shareholders in person, please complete, date, sign, and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Your proxy will be revocable any time prior to its exercise either in writing or by voting your shares personally at the 2006 Annual Meeting of Shareholders.

NUTRACEA

1261 Hawk’s Flight Court
El Dorado Hills, California 95762

PROXY STATEMENT
FOR
2006 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished to holders of common stock, no par value per share (the “Common Stock”) of NutraCea, a California corporation (“NutraCea” or the “Company”), in connection with the solicitation of proxies by the Board of Directors (“Board”) for use at NutraCea’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 24, 2006 at 9:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at The Sacramento Marriott Rancho Cordova, 11211 Point East Drive, Rancho Cordova, California 95742. The telephone number at that address is (916) 638-1100.

This Proxy Statement and the enclosed proxy card, together with NutraCea’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, were mailed on or about April 27, 2006 to all shareholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

The purposes of the Annual Meeting are: (i) to elect eight (8) directors to serve for the ensuing year and until their successors are duly elected and qualified; (ii) to approve the 2005 Equity Incentive Plan; and (iii) to transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders Entitled to Vote; Record Date

Only holders of record of Common Stock at the close of business on April 13, 2006 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 70,417,073 shares of Common Stock outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attn: Corporate Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

Voting Procedures

General.   Your shares will be voted in accordance with the instructions you indicate when you submit your proxy. If you submit a proxy, but do not indicate your voting instructions, your shares will be voted as follows:

•       FOR the election of the director nominees listed in this proxy statement;

•       FOR the approval of the 2005 Equity Incentive Plan; and

•       At the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Voting by Mail. By signing and returning the enclosed proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way your shares will be voted even if you are unable to attend the meeting.

Voting in Person at the Meeting. If you plan to attend the Annual Meeting and vote in person, NutraCea will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the shareholder of record, and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name. In that case, and if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

Voting and Solicitation

Each share of Common Stock outstanding on the Record Date entitles its owner to one vote on all matters. With respect to the election of directors, every shareholder voting at the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than eight candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder’s votes. On all other matters, each share of Common Stock has one vote.

Expenses of solicitation of proxies will be borne by NutraCea. NutraCea may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of NutraCea’s directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter. NutraCea may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. NutraCea’s costs for such services, if retained, will not be material.

Quorum; Abstentions; Broker Non-votes

A majority of the shares of Common Stock outstanding on the Record Date and entitled to vote must be present, in person or represented by proxy, to constitute the required quorum for the transaction of business at the Annual Meeting. Shares that are voted “FOR,” “AGAINST,” or “WITHHELD” are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR” or “AGAINST” a matter will also be treated as shares entitled to vote (the “Votes Cast”) with respect to such matter.

A plurality of Votes Cast is required for the election of directors and only affirmative votes (either “FOR” or “AGAINST”) will affect the outcome of the election of directors. The affirmative vote of two-thirds of the outstanding Common Stock entitled to vote on the matter is required to approve the 2005 Equity Incentive Plan.

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker “non-votes”, NutraCea believes that both abstentions and broker “non-votes” should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. NutraCea further believes that neither abstentions nor broker “non-votes” should be counted as shares “represented and voting” with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter. In the absence of controlling precedent to the contrary, NutraCea intends to treat abstentions and broker “non-votes” in this manner. Accordingly, abstentions and broker “non-votes” will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Nominees will not have discretionary voting power with respect to the proposal to approve the 2005 Equity Incentive Plan, and will consequently be unable to vote shares held by beneficial owners who do not give voting instructions to nominees with respect to this proposals.

Deadlines for Submission of Shareholder Proposals for 2007 Annual Meeting

Requirements for Shareholder Proposals to be Considered for Inclusion in Proxy Materials. Shareholders of the Company are entitled to present proposals for consideration at forthcoming shareholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission or the Bylaws of the Company. Shareholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for the Company’s 2007 Annual Shareholder Meeting must submit such proposal to the Company by December 28, 2006. The submission of a proposal does not guarantee that it will be included in the Company’s proxy statement or proxy.

Requirements for Shareholder Proposals not to be Included in Proxy Materials. Shareholders who wish to present a proposal at an annual meeting of shareholders that is not intended to be included in the proxy materials relating to such meeting must deliver notice of such proposal to the Secretary of the Company at the Company’s principal executive offices by March 13, 2007.

Shareholder Information

If you share an address with another shareholder, you may receive only one set of proxy materials (including the Annual Report on Form 10-KSB and proxy statement) unless you have previously provided contrary instructions. If you wish to receive a separate set of proxy materials, please request the additional copies by writing or contacting NutraCea’s Chief Financial Officer at 1261 Hawk’s Flight Court, El Dorado Hills, California 95762, telephone (916) 933-7000. Similarly, if you share an address with another shareholder and have received multiple copies of the proxy materials, you may contact NutraCea at the address or telephone number above to request that only a single copy of these materials be delivered to your address in the future.

PROPOSAL 1
ELECTION OF DIRECTORS

Description of Current Board of Directors

A board of eight (8) directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees named below, all of whom are presently directors of the Company. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting of Shareholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The eight nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

The names of the nominees, and certain information about them as of the Record Date, are set forth below.

Name	Age	Position
Bradley D. Edson	46	Chief Executive Officer, President and Director
David Bensol (1)(2)	50	Director
Eliot Drell (2)	51	Director
James C. Lintzenich (1)(2)	52	Director
Edward L. McMillan (1)	60	Director
Patricia McPeak	65	Director and Chairperson of the Board
Steven W. Saunders	50	Director
Kenneth L Shropshire	51	Director

(1)         Member of the Audit Committee.

(2)         Member of the Compensation Committee.

Bradley D. Edson has served as the Chief Executive Officer since October 2005 and as President and a director since December 2004. Since October 2005, Mr. Edson has served as Chief Executive Officer and as a director of NutraCea’s subsidiary, The RiceX Company. Mr. Edson was formerly the Chairman and CEO of Vital Living Inc. (OTC BB: VTLV), a company that primarily developed and marketed nutraceuticals. Prior to Vital Living, Mr. Edson spent a decade developing a nationwide insurance agency focused on distribution channels for specialty products for the retail market. Prior to that, Mr. Edson was a former principal and officer of a NASD broker/dealer firm. Mr. Edson holds a Bachelor of Science Degree in Finance from Arizona State University.

David Bensol became a director in March 2005. Mr. Bensol currently is a management consultant. Mr. Bensol was the former CEO of Critical Home Care, which recently merged with Arcadia Resources, Inc. (OTC BB: ACDI). Mr. Bensol was the Executive Vice President and Director of Arcadia Resources from May 2004 until his resignation from those positions in December 2004. In 2000, Mr. Bensol founded what eventually became Critical Home Care, through a series of acquisitions and mergers. From 1979 to 1999 Mr. Bensol founded several companies which became successful companies in the areas of home medical equipment providers, acute care pharmacy providers and specialty support surface providers. Mr. Bensol became a registered pharmacist in 1979.

Dr. Eliot Drell became a director in February 2004. Dr. Drell has been the Chief of Gastroenterology at Mercy Hospital, Folsom, California since 1984. Dr. Drell’s past medical appointments including acting as a Director of the Endoscopic unit at Mercy Hospital of Folsom, California and Marshall Hospital; Chief of Medicine at Mercy Hospital; Member of the Medical Executive Committee at both Mercy Hospital and Marshall Hospital; and Assistant Professor at U.C. Davis Medical Center. Dr. Drell is an active speaker and lecturer for major pharmaceutical companies.

James C. Lintzenich became a director in October 2005. Mr. Lintzenich has been a director of The RiceX Company since June 2003. Mr. Lintzenich has been a management consultant since April 2001. From August 2000 to April 2001 Mr. Lintzenich served as President and Chief Operating Officer of SLM Corporation (Sallie Mae), an educational loan institution. From December 1982 to July 2000, Mr. Lintzenich held various senior management and financial positions including Chief Executive Officer and Chief Financial Officer of USA Group, Inc., a guarantor and servicer of educational loans. Mr. Lintzenich currently serves on the Board of Directors of AdminaStar Federal, Inc. (a Wellpoint, Inc. subsidiary) and the Lumina Foundation for Education.

Edward L. McMillan became a director in October 2005. Mr. McMillan has been a director of The RiceX Company since July 2004. From January 2000 to present Mr. McMillan owns and manages McMillan LLC., a transaction consulting firm which provides strategic consulting services and facilitates mergers and/or acquisitions predominantly to food and agribusiness industry sectors. From July 2004 to October 2005, Mr. McMillan was a director of The RiceX Company. From June 1969 to December 1987 he was with Ralston Purina, Inc. and Purina Mills, Inc. where he held various senior level management positions including marketing, strategic planning, business development, product research, and business segment management. From January 1988 to March 1996, McMillan was President and CEO of Purina Mills, Inc. From August 1996 to July 1997, McMillan presented a graduate seminar at Purdue University. From August 1997 to April 1999 he was with Agri Business Group, Inc. Mr. McMillan currently serves on the boards of directors of Balchem, Inc. (AMEX:BCP); Durvet, Inc.; Newco Enterprises, Inc.; CHB LLC.; and Hintzsche, Inc. Mr. McMillan also serves as Chair of the University of Illinois Research Park, LLC and the University of Illinois Alumni Association.

Patricia McPeak, founder, became a director in December 2001. From December 2001 to October 2005, Ms. McPeak served as Chief Executive Office of NutraCea. She remains as the Board Chairperson, a position held since December 2001. She was the founder of NutraStar Technologies Incorporated and was the Chief Executive Officer, President and a director of NutraStar Technologies Incorporated from its formation in February 2000 until the reorganization transaction with NutraCea. From May 1989 until February 2000 she was the President and a director of The RiceX Company, which she co-founded. From 1981 to 1989, Ms. McPeak was an executive officer of Brady International, Inc. a company engaged in providing stabilized rice bran, which she also co-founded. Ms. McPeak has extensive experience in the field of protein and ingredient production, having served as an executive in the industry for 25 years.

Steven W. Saunders became a director in October 2005. He was a director of The RiceX Company from August 1998 to October 2005. Mr. Saunders has been President of Saunders Construction, Inc., a commercial construction firm, since February 7, 1991, and President of Warwick Corporation, a business-consulting firm.

Kenneth L. Shropshire became a director in April 2006. Mr. Shropshire has been a professor at the Wharton School of the University of Pennsylvania since 1986; serving as a David W. Hauck professor since 2001, the chair of the Department of Legal Studies from 2000 to 2005, and the faculty director of the Sports Business Initiative since 2004. Mr. Shropshire is currently the president of the Sports Lawyers

Association. Mr. Shropshire was of counsel at the law firm of Van Lierop, Burns & Bassett, LLP, from 1998 to 2004 and has been a practicing attorney in Los Angeles, California, focusing on sports and entertainment law. Mr. Shropshire has also taught coursework at the University of Pennsylvania School of Law, the University of San Diego School of Law and Southwestern University School of Law.

Board Meetings and Committees

During the fiscal year ended December 31, 2005 (“fiscal 2005”), the Board held 15 meetings. Each nominee who was a director during fiscal 2005 participated in all of the aggregate number of the meetings of the Board held during the time that such nominee was a director and any committee on which he or she served. The Board has an Audit Committee and a Compensation Committee.

The Audit Committee consists of Jim Lintzenich, David Bensol and Ed McMillan. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Act of 1933. Each of Messrs. Lintzenich, Bensol and McMillan are considered independent directors as defined by the applicable NASDAQ Stock Market listing standards and by the Sarbanes-Oxley Act of 2002 and related regulation of the Securities and Exchange Commission. The Audit Committee facilitates and maintains open communications among the Board, the Audit Committee, senior management and NutraCea’s independent auditors. The Audit Committee also serves as an independent and objective party to monitor NutraCea’s financial reporting process and internal control system. In addition, the Audit Committee reviews and appraises the efforts of NutraCea’s independent auditors. The Audit Committee meets periodically with management and NutraCea’s independent auditors. The Audit Committee, formed December 15, 2005, held no meetings in fiscal year 2005. The Board has determined that the chairman of the Audit Committee, Mr. Lintzenich, meets the Securities and Exchange Commission’s definition of audit committee financial expert. Mr. Lintzenich is “independent,” as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. The Audit Committee does not have a written charter. The Board intends to adopt a written charter for the Audit Committee in 2006.

The Compensation Committee, consisting of David Bensol, chairman, James Lintzenich and Eliot Drell, establishes salary, incentive and other forms of compensation for NutraCea’s Chief Executive Officer, and authorizes equity transactions for NutraCea. The Compensation Committee, formed December 15, 2005, held no meetings in fiscal year 2005. The Compensation Committee does not have a written charter. The Board intends to adopt a written charter for the Compensation Committee in 2006.

The Board has not established a Nominating Committee, because the entire Board acts to provide the equivalent functions that would be provided by a Nominating Committee. In evaluating potential candidates for membership on the Board, the Board may consider such factors as it deems appropriate. These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. While the Board has not established any specific minimum qualifications for director nominees, the Board believes that demonstrated leadership, as well as significant years of service, in an area of endeavor such as business, law, public service, related industry or academia, is a desirable qualification for service as a director of NutraCea.

The Board has a policy with respect to the consideration of director candidates recommended by shareholders. Any shareholder may make recommendations to the Board for membership on the Board by sending a written statement of the qualifications of the recommended individual to: Secretary, NutraCea, 1261 Hawk’s Flight Court, El Dorado Hills, California 95762. Such recommendations should be received no later than sixty (60) days prior to the annual meeting for which the shareholder wishes his or her recommendation to be considered. The Board will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates, including the following criteria:

•       Directors should be of the highest ethical character and share values that reflect positively on themselves and NutraCea.

•       Directors should have reputations, both personal and professional, consistent with the image and reputation of NutraCea.

•       Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

The fact that a proposed director nominee meets some or all of the above criteria will not obligate the Board to nominate or recommend the candidate for director in the proxy materials.

Shareholder Communication Policy

Shareholders may send communications to the Board or individual members of the Board by writing to them, care of Secretary, NutraCea, 1261 Hawk’s Flight Court, El Dorado Hills, California 95762, who will forward the communication to the intended director or directors. If the shareholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Attendance of Directors at Annual Meetings of Shareholders

NutraCea has a policy of encouraging, but not requiring, directors to attend NutraCea’s annual meeting of shareholders. The Annual Meeting will be the first annual meeting of shareholders held by NutraCea.

Director Compensation

Prior to April 1, 2006, all directors were issued 35,000 shares of restricted Common Stock for joining the Board. In 2006, Messrs. Edson and Bensol each received a grant of 35,000 shares of Common Stock for becoming members of the Board. This director compensation program terminated in April 2006.

Beginning on April 1, 2006, independent directors will receive an annual cash retainer of $12,000 and a fee of $1,000 for each Board meeting attended in person ($500 for telephonic meetings). In addition, they receive annual retainers of $2,000 per year to serve on the Audit and Compensation Committees. Committee chairmen also receive an additional $1,000 per year. Each non-employee director will also receive a warrant to purchases 35,000 shares of Common Stock per year. Directors are reimbursed for reasonable expenses incurred in attending meetings of the Board and Board committees.

Directors are eligible to participate in NutraCea’s 2005 Equity Incentive Plan.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of NutraCea. NutraCea will provide any person, without charge, a copy of this Code. Requests for a copy of the Code may be made by writing to NutraCea at 1261 Hawk’s Flight Court, El Dorado Hills, California 95762, Attention: Chief Financial Officer.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL TWO

Approval of the NutraCea 2005 Equity Incentive Plan

Shareholders are being asked to approve the 2005 Equity Incentive Plan (“2005 Plan”). On May 26, 2005, the Board adopted the 2005 Plan, and on September 28, 2005, NutraCea’s shareholders approved the 2005 Plan at a Special Meeting of Shareholders (“2005 Special Meeting”). As of the Record Date, no awards have been granted under the 2005 Plan.

Notwithstanding prior shareholder approval, NutraCea is seeking shareholder approval of the 2005 Plan at the Annual Meeting in order to allow NutraCea to grant awards under the 2005 Plan to employees and consultants eligible to receive grants under the 2005 Plan. California securities laws imposes restrictions on the recipients of awards that may be granted under the 2005 Plan, unless the 2005 Plan is approved by two-thirds of the outstanding shares of Common Stock (“Required Vote”). At the 2005 Special Meeting, the 2005 Plan was approved by less than the Required Vote. Accordingly, NutraCea’s current ability to grant awards under the 2005 Plan other than to certain insiders and sophisticated grantees is materially limited.

At the Annual Meeting, NutraCea is seeking the vote of at least 2/3 of the outstanding shares of Common Stock. This approval is required solely by California securities laws and will enable NutraCea to grant awards to its employees and eligible consultants.

The Board has determined that it is in the best interest of NutraCea and its stockholders to approve the 2005 Plan. The Board believes that:

•       grants of stock options help create long-term equity participation in NutraCea and thereby assist it in attracting, retaining, motivating and rewarding employees, consultants and directors;

•       awards of restricted stock can help achieve these objectives with fewer shares and lower dilution than options;

•       stock options, restricted stock awards, stock bonus awards will be essential to attracting new employees and others who contribute to NutraCea’s growth and development;

•       to remain competitive with other technology companies with regard to its long-term incentive plans, NutraCea must continue to provide employees with some level of equity compensation and that an inability to offer equity incentives to new and current employees would put NutraCea at a competitive disadvantage with respect to attracting and retaining qualified personnel; and

•       all levels of employees and consultants, not only officers and directors, should be allowed to participate in equity compensation arrangements, thereby providing incentive to all of NutraCea’s team to advance the success of NutraCea.

Summary of the 2005 Plan

The following is a summary of the principal provisions of the 2005 Plan. This summary is qualified in its entirety by reference to the full text of the 2005 Plan, which is attached as an appendix to this proxy statement.

Administration.   The 2005 Plan is administered by the Board, and the Board has delegated administration to the Compensation Committee (the “Administrator”). The Administrator acts as the manager of the 2005 Plan, and as such has the power, subject to the terms and restrictions set forth in the 2005 Plan, to select the persons (“Participants”) to receive options (“Options”) or other awards under the 2005 Plan (collectively, “Awards”), to fix the number of shares that each Participant may acquire, to set the terms and conditions of each Award (including any vesting or exercisability provisions or limitations regarding any Award and/or the shares of common stock relating thereto, and the waiver, amendment, extension or acceleration of any such provisions or limitations), and to determine all other matters relating to the 2005 Plan, subject to applicable law. Determinations made by the Administrator are final and binding on all parties. The Administrator may delegate certain authorities and duties to officers or employees of NutraCea.

Eligibility.   Every person who at the date on which an Award was granted to the person (the “Grant Date”) is an employee of NutraCea or any Affiliate is eligible to receive Awards, including options that are intended to be incentive stock options (“ISOs”) within the meaning of the Internal Revenue Code of 1986, as amended (“Code”). The term “Affiliate” means a “parent corporation” or a “subsidiary corporation” as defined in the applicable provisions of the Code. Every person who at the Grant Date is a consultant to NutraCea or any Affiliate, or any person who is a director of NutraCea but not an employee, is eligible to receive Awards, including non-qualified options (“NQOs”), but is not eligible to receive ISOs. Employees may also receive NQOs. The term “Affiliate” means a “parent corporation’ or a “subsidiary corporation” as defined in the applicable provisions of the Code.

Securities Subject to the 2005 Plan.   The total number of shares of common stock that are reserved and available for issuance pursuant to the exercise of Awards under the 2005 Plan is 10,000,000 shares. In addition, no more than 10,000,000 shares may be issued as ISOs. No Awards have been granted under the 2005 Plan. The shares covered by the portion of any grant that expires unexercised under the 2005 Plan will become available again for issuance under the 2005 Plan. The number of shares reserved for issuance under the 2005 Plan and the number of shares that may be issued as ISOs are subject to adjustment in accordance with the provisions for adjustment in the 2005 Plan.

Granting of Options.   No Options may be granted under the 2005 Plan after 10 years from the date the Board initially adopted the 2005 Plan. An Option generally expires 10 years from its Grant Date, unless an earlier expiration date is specified by the Administrator at the Grant Date, except that an ISO granted to any ten percent stockholder expires five years from the Grant Date. The exercise price of an ISO or an NQO will be determined by the Administrator, and for ISOs must be at least equal to the fair market value of the stock covered by the ISO at the Grant Date (110% of the fair market value for ISOs granted to a ten percent stockholder).

Each Award will be evidenced by a written agreement (in the case of Options, referred to as the “Option Agreement,” and in the case of other Awards as well as Options, referred to as the “Award Agreement”), in a form satisfactory to NutraCea, executed by NutraCea and the Participant to whom the Award is granted. Provisions of Award Agreements need not be the same for each Participant. Awards may, in the sole discretion of the Administrator, be exercisable entirely at the Grant Date or at such times and in such amounts as the Administrator may specify.

Corporate Transactions.   The 2005 Plan provides that if NutraCea is merged into or consolidated with another corporation under circumstances where NutraCea is not the surviving corporation, is liquidated or dissolved, is the surviving corporation of a merger after which the stockholders of NutraCea cease to own their shares or other equity interests in NutraCea, sells or otherwise disposes of substantially all its assets to another corporation, or completes any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of NutraCea give up all of their equity interest in NutraCea, the successor corporation may assume, convert or replace any outstanding Awards. In the alternative, the successor corporation may substitute any outstanding Awards with substantially equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders, after taking into consideration the existing provisions of the Awards. The successor corporation may also issue, in place of outstanding Awards of NutraCea held by a Participant, substantially similar Awards or other property subject to repurchase restrictions no less favorable to the Participant. If the successor corporation refuses to assume or substitute outstanding options, such options will expire on such transaction on such conditions as the NutraCea board of directors determines.

Payment of Exercise Price.   Except as described below, payment in full, in cash, generally must be made for all stock purchased at the time a written notice of exercise is given to NutraCea. Proceeds of any such payment will constitute general funds of NutraCea. The exercise price of options granted under the NutraCea 2005  Plan may be paid as approved by the Administrator at the time of grant: (a) in cash (by check); (b) by cancellation of indebtedness of NutraCea to the Participant; (c) by surrender of shares of common stock owned by the Participant for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (d) by waiver of compensation due to or accrued by the Participant for services rendered; (e) by a “same-day sale” commitment from the Participant and a National Association of Securities Dealers, Inc. (“NASD”) broker; (f) by a “margin” commitment from the Participant and a NASD broker; or (g) by any combination of the foregoing.

Termination of Employment.   Any Award or portion thereof that has not vested on or before the date on which a Participant ceases, for any reason, with or without cause, to be an employee or director of, or a consultant to, NutraCea or an Affiliate (“Employment Termination”), expires upon the date of Employment Termination. An Award or portion thereof that has vested as of the date of Employment Termination, to the extent the Award has not then expired or been exercised, is exercisable for a period of 30 days after the date of Employment Termination or such longer time period not exceeding five years as the Administrator may determine. If, however, Employment Termination is due to the disability or death of the Participant, then the Participant or the Participant’s representative may, within 12 months after the date of Employment Termination or such shorter or longer time period not exceeding five years as the Administrator may determine, exercise such Award rights to the extent they were exercisable on the date of Employment Termination.

Restricted Stock and Bonus Stock.   Participants awarded restricted stock must, within certain time periods specified in the 2005 Plan, pay to NutraCea, if required by applicable law, an amount equal to the par value of the Stock subject to the Award. Subject to the provisions of the 2005 Plan and the Award Agreement, during a period set by the Administrator, commencing with, and not exceeding 10 years from, the date of such Award (the “Restriction Period”), the Participant may not sell, assign, transfer, pledge or otherwise encumber shares of restricted stock. Within these limits, the Administrator may in its discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Administrator may determine. Except to the extent otherwise provided in the Award Agreement, upon a Participant’s Employment Termination during the Restriction Period, all shares still subject to restriction will be forfeited by the Participant. The 2005 Plan also allows the Administrator to make Awards of Bonus Stock to a Participant.

Amendment, Suspension or Termination of the 2005 Plan.   The Board may at any time amend, alter, suspend or discontinue the 2005 Plan without stockholder approval, except as required by applicable law; provided, however, that no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Participant under any Award previously granted, without the Participant’s consent, except to conform the 2005 Plan and Awards granted under the 2005 Plan to the requirements of federal or other tax laws.

ERISA, Internal Revenue Code.   The 2005 Plan is not subject to the ERISA and is not qualified under Section 401(a) of the Code.

Summary of Federal Income Tax Consequences

The following description of federal income tax consequences associated with participation in the 2005 Plan is based on current provisions of the Code and administrative and judicial interpretations thereof. It does not describe applicable state, local, or foreign tax considerations, nor does it discuss any estate or gift tax considerations. The applicable rules are complex and may vary depending upon a

Participant’s individual circumstances. The following description is thus necessarily general and does not address all of the potential federal and other income tax consequences to every Participant of the 2005 Plan or in connection with transactions thereunder.

Incentive Stock Options

A Participant will not have taxable income upon the grant or exercise of an ISO. However, upon exercise, the amount by which the fair market value of the common stock acquired upon exercise of the Option (“Option Shares”) exceeds the exercise price of the shares acquired (the “Option Spread”) is included on the Participant’s “alternative minimum taxable income” in determining the Participant’s liability for the “alternative minimum tax.” “Alternative minimum tax” is imposed to the extent it exceeds a Participant’s regular tax liability. The Option Spread generally is measured for this purpose on the day the Option is exercised; however, if both (i) the Option Shares are subject to a “substantial risk of forfeiture” (including a right of repurchase in favor of NutraCea) and (ii) the Participant does not make an election under Section 83(b) of the Code with respect to such shares within 30 days after the purchase date (a “Section 83(b) Election”), then the Option Spread should be measured, and should be included in alternative minimum taxable income, on the date the risk of forfeiture lapses. NutraCea receives no income tax deduction upon grant or exercise of an ISO but is entitled to a deduction equal to the ordinary income taxable to the Participant upon a Disqualifying Disposition.

In general, an ISO must be exercised within 90 days of Employment Termination to retain the federal income tax treatment described above. This 90-day period does not apply in the case of a Participant who dies while owning an Option. In the case of a Participant who is permanently and totally disabled, as defined in the Code, this 90-day period is extended to 12 months. The 2005 Plan allows NutraCea to extend the period during which a Participant may exercise the Option. In all events, if an Option is exercised more than three months after Employment Termination, it will, except in the cases of a permanently and totally disabled or deceased Participant, not qualify as an ISO.

A Participant generally will be entitled to long-term capital gain treatment upon sale (other than to NutraCea) or other disposition of Option Shares held longer than two years from the grant date and one year from the date the Participant receives the shares. If the Option Shares are sold or disposed of (including by gift, but not including certain tax-free exchanges) before both of these holding periods have expired (a “Disqualifying Disposition”), the Option Spread (but generally not more than the amount of gain if the Disqualifying Disposition is a sale) is taxable as ordinary income. For this purpose, the Option Spread is measured at the Exercise Date unless the Option Shares were subject to a substantial risk of forfeiture upon purchase and the Participant did not file a Section 83(b) Election, in which event the Option Spread is measured at the date the restriction lapsed. If gain on a Disqualifying Disposition exceeds the amount treated as ordinary income, the excess is capital gain, which will be characterized as long term or short term, depending on the holding period. The holding period for Option Shares commences with the Option exercise date unless the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, in which event the holding period commences with the date the risk lapsed. A sale of common stock to NutraCea, including use of common stock to pay withholding or withheld by NutraCea upon exercise of an ISO, will constitute a redemption of such common stock and may be taxable as a dividend unless certain tests in the Code are met.

Non-Qualified Stock Options

A Participant does not have taxable income upon the grant of a NQO, provided that the exercise price is at least equal to the fair market value of the common stock on the grant date. Federal income tax consequences upon exercise will depend upon whether the Option Shares thereby acquired are subject to a substantial risk of forfeiture, described above. If the Option Shares are not subject to a substantial risk of forfeiture (or if they are subject to such a risk and the Participant files a Section 83(b) Election with respect to the shares), the Participant will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The Participant’s tax basis in the Option Shares will be their fair market value on the date of exercise, and the holding period for purposes of determining capital gain or loss also will begin with the day after transfer. If the Option Shares are restricted and no Section 83(b) Election is filed, the Participant will not be taxable upon exercise, but instead will have ordinary income on the date the restrictions lapse, in an amount equal to the Option Spread on the date of lapse. In such a case, the Participant’s holding period will also begin with the date of lapse.

Upon sale other than to NutraCea of Option Shares acquired under an NQO, a Participant generally will recognize capital gain or loss to the extent of the difference between the sale price and the Participant’s tax basis in the shares, which will be long term or short term depending on the holding period. A sale of shares to NutraCea will constitute a redemption of such shares, which may be taxable as a dividend.

Restricted Stock and Bonus Stock

Restricted stock awards and stock bonuses granted under the 2005 Plan generally have the following federal income tax consequences.

Upon acquisition of the stock, the recipient normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects under Section 83(b) of the Code to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient.

Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to recipients who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

New Plan Benefits

The grant of Options or other Awards under the 2005 Plan to executive officers, including the officers named in the Summary Compensation Table, is subject to the discretion of the Administrator. As of the date of this Proxy Statement, there has been no determination by the Administrator with respect to future Awards under the 2005 Plan. Accordingly, future Awards are not determinable. The table of option grants under “Executive Compensation” provides information with respect to the grant of options to the Named Officers during 2005. The section of this Proxy Statement entitled “Election of Directors—Director Compensation” set forth above provides information with respect to the grant of stock to NutraCea’s directors in 2005.

Vote Required

The approval of the 2005 Equity Incentive Plan for the purposes described in this proxy statement requires the affirmative approval of two-thirds of the shares of common stock that are outstanding on the Record Date.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN.

AUDIT DISCLOSURE

Audit Committee Report

The Audit Committee has reviewed and discussed with NutraCea’s management the audited consolidated financial statements as of and for the year ended December 31, 2005.

The Audit Committee has also discussed with Malone & Bailey, PC, NutraCea’s independent auditors (“Malone & Bailey”), the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from Malone & Bailey required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Malone & Bailey its independence. The material contained in this Audit Committee Report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the company under the Securities Act, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board that the audited financial statements referred to above be included in NutraCea’s Annual Report on Form 10-KSB for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee:

James C. Lintzenich, chairman David Bensol Edward McMillan

Independent Public Accountants

NutraCea’s independent public accountants for the last completed fiscal year ended December 31, 2005, were Malone & Bailey, PC. The Board anticipates that representatives of Malone & Bailey will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be expected to be available to respond to appropriate questions. The Audit Committee has not yet selected its principle independent registered public accounting firm to perform the audit of NutraCea’s financial statements for 2006. The Audit Committee anticipates the selection will occur at its next scheduled meeting on May 24, 2006.

Fees Billed to NutraCea by Malone & Bailey, PC During Fiscal 2005

Audit Fees

The aggregate fees billed for professional services rendered by NutraCea’s independent public accountants for the audit of NutraCea’s financial statements for the fiscal year ended December 31, 2005 and 2004 and for the review of the financial statements included in NutraCea’s Quarterly Reports on Form 10-QSB for those fiscal years were approximately $46,000 and $42,000, respectively.

Audit-Related Fees

There were no fees billed for other audit-related services rendered by NutraCea’s independent public accountants for the fiscal years ended December 31, 2005 and 2004.

Tax Fees

The aggregate fees billed for tax services rendered by NutraCea’s independent public accountants for the fiscal years ended December 31, 2005 and 2004 were $0 and $2,970, respectively.

All Other Fees

The aggregate of all other fees billed for services rendered by NutraCea’s independent public accountant for the fiscal years ended December 31, 2005 and 2004 amounted to $8,000 and $0, respectively. These fees related to the preparation and review of a registration statement and general accounting assistance.

As stated elsewhere in this proxy statement, NutraCea did not have a separate Audit Committee during fiscal year 2005. All of the functions of the Audit Committee were performed by the Board of Directors as a whole, including the review and authorization of all non-audit fees incurred by NutraCea. All of the non-audit fees incurred by NutraCea were authorized by the Board of Directors.

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows the aggregate compensation paid or accrued by NutraCea during fiscal years 2005, 2004 and 2003 to (i) each person who served as NutraCea’s Chief Executive Officer during 2005, and (ii) the four most highly compensated officers other than the Chief Executive Officer who were serving as executive officers at the end of 2005 and whose total annual salary and bonus in such year exceeded $100,000, and (iii) up to two additional individuals for whom disclosures would have been provided in this table but for the fact that such persons were not serving as executive officers as of the end of fiscal 2005 (collectively with the Chief Executive Officer, the “Named Executive Officers”).

Summary Compensation Table

	for Years Ended December 31, 2005, 2004 and 2003
		Annual Compensation					Long-Term Compensation
					Other		Awards			All
					annual		Restricted	Securities		other
Name and					Compen-		stock	underlying		Compen-
principal position	Year	Salary($)		Bonus($)	sation($)		Awards($)	options		sation($)
Bradley Edson,	2005	$62,000		$250,000		(2)	$14,000	—		—
Chief Executive	2004	2,000		—	—		—	6,000,000		$125,000	(3)
Officer(1)
Patricia McPeak,	2005	150,000		150,000		(2)	—	—		—
Chief Executive	2004	150,000		100,000	$85,096	(5)	53,200	2,000,000		8,360,000	(6)
Officer(4)	2003	150,000		100,000		(2)	—	—		—
Margie D. Adelman,	2005	135,000		78,000		(2)	—	2,000,000		—
Secretary, Senior
Vice President
Ike E. Lynch,	2005	135,000	(7)	76,000		(2)	—	564,557	(8)	41,000	(9)
Chief Operating
Officer
Todd C. Crow,	2005	148,000	(7)	78,000		(2)	—	537,678	(8)	22,000	(9)
Chief Financial
Officer

(1)           Mr. Edson became President on December 17, 2004 and Chief Executive Officer on October 4, 2005. In 2004, Mr. Edson was compensated $72,000 in consulting fees, which services were rendered through a firm in which he was a principal.

(2)           Other Annual Compensation is less than 10% of the total of Salary and Bonus.

(3)           Consists of $125,000 paid as consulting fees prior to Mr. Edson becoming President.

(4)           Ms. McPeak resigned as Chief Executive Officer on October 4, 2005.

(5)           Includes $73,096 paid by NutraCea to purchase an automobile for Ms. McPeak.

(6)           Represents the closing sales price of NutraCea’s common stock as reported on the OTC Bulletin Board on March 19, 2004, times 5,500,000 shares of common stock that were issued to Ms. McPeak on March 19, 2004 for services rendered and cancellation of indebtedness.

(7)           Represents total salary paid during 2005, consisting of nine months of salary paid by RiceX and three months of salary paid by NutraCea.

(8)           Represents options granted by RiceX that were assumed by NutraCea in the merger.

(9)           Represents payments for accrued vacation benefits paid by RiceX prior to the merger and contributions under 401(k) benefit plan.

Option Grants in Last Fiscal Year

The following table summarizes the options and warrants granted by NutraCea to its Named Executive Officers during the year ended December 31, 2005.

	Individual Grants
	Number of Securities	% of Total Options
	Underlying Options	Granted to		Exercise Price	Expiration
Name	Granted	Employees in Fiscal Year		Per Share	Date
Bradley Edson	—	—		—	—
Patricia McPeak	—	—		—	—
Margie D. Adelman(1)	2,000,000	91	%(2)	$0.30	1/25/2015
Ike E. Lynch(3)	564,557	42%		$0.30	3/30/2015
Todd C. Crow(4)	537,678	40%		$0.30	3/30/2015

(1)          Represents two warrants, each to purchase 1,000,000 shares at $0.30 per share, that were granted to Ms. Adelman pursuant to her employment agreement. The first warrant vested as to 500,000 shares at the signing of the employment agreement and vested as to 500,000 shares on January 25, 2006. The other warrant will vest as to all 1,000,000 shares if NutraCea achieves annual gross sales over $25,000,000 and reports a positive EBITDA for the period. Both warrants expire on January 25, 2015.

(2)          This calculation excludes the options and warrants assumed by NutraCea in the merger transaction with RiceX.

(3)          Represents an option granted by RiceX and assumed by NutraCea in the merger. In 2005, RiceX issued to Mr. Lynch an option to purchase 735,111 shares of RiceX common stock. Pursuant to the merger, this option was assumed by NutraCea and became an option to purchase 564,557 shares of NutraCea common stock. One half of the option shares were fully vested and exercisable upon the date of grant, March 31, 2005. The remaining option shares vest and become exercisable proportionately over three years. On the third anniversary of the grant date, March 31, 2008, all option shares will be vested and exercisable.

(4)          Represents an option granted by RiceX and assumed by NutraCea in the merger. In 2005, RiceX issued to Mr. Crow an option to purchase 700,111 shares of RiceX common stock. Pursuant to the merger, this option was assumed by NutraCea and became an option to purchase 537,678 shares of NutraCea common stock. One half of the option shares were fully vested and exercisable upon the date of grant, March 31, 2005. The remaining option shares vest and become exercisable proportionately over three years. On the third anniversary of the grant date, March 31, 2008, all option shares will be vested and exercisable.

Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal Year End Option/SAR Values

The following table sets forth information regarding option and warrant exercises in fiscal 2005 and the value of options and warrants held by the Named Executive Officers as of December 31, 2005.

	Shares		Number of Securities Underlying		Value of Unexercised In-the-Money
	Acquired	Value	Unexercised Options at 12/31/05		Options at 12/31/05 (1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Bradley Edson	—	—	6,000,000	—	$3,000,000	—
Patricia McPeak	—	—	2,002,882	—	$1,000,000	—
Margie D. Adelman	—	—	1,000,000	1,000,000	$500,000	$500,000
Ike E. Lynch	—	—	1,271,078	188,186	$635,539	$94,093
Todd C. Crow	—	—	1,383,716	179,226	$691,858	$89,613

(1)          Based on the last reported sales price of NutraCea’s common stock as reported on the OTCBB on December 30, 2005 of $0.80, minus the exercise price (where the exercise price of a given option is greater than $0.80, the value of such option was calculated as zero).

Employment Agreements and Change of Control Arrangements

On December 17, 2004, NutraCea entered into an employment agreement that expires December 31, 2007 with its current President and Chief Executive Officer, Bradley D. Edson, pursuant to which NutraCea is to pay Mr. Edson a base salary of $50,000 in year one; a base salary of $150,000 in year two; and a base salary of $250,000 in year three. The agreement also provides that Mr. Edson is entitled to an annual incentive bonus based upon performance (“Edson Incentive Bonus”) and to be provided a car allowance of $600 per month. The incentive bonus is payable annually within 10 days of the completion of NutraCea’s annual independent audit. The bonus is one percent of NutraCea’s “Gross Sales over $25,000,000,” but only if NutraCea reports a positive EBITDA for the period. The bonus amount is limited to a maximum of $750,000 in any calendar year. In addition, Mr. Edson was issued warrants to purchase 6,000,000 shares of NutraCea’s common stock at an exercise price of $0.30 per share. The warrants are immediately exercisable and expire ten years from the date of issuance.

Mr.  Edson’s employment may be terminated prior to the expiration of the agreement upon Mr. Edson’s death, disability or resignation or by NutraCea for cause or without cause. If Mr. Edson is terminated due to death or disability, he, or his estate, shall be entitled to receive the Edson Incentive Bonus with respect to the entire fiscal year in which he is terminated and six months of base salary. For the purposes of the employment agreement, “disability” means Mr. Edson’s inability, by reason of accident, illness or other disability, to perform substantially all of the normal duties and obligations for a period exceeding 180 days. If Mr. Edson’s employment is terminated by his resignation for good reason, he shall be entitled to receive his salary for the remainder of the term, but not less than an amount equal to his base salary in the preceding twelve months. For purposes of the employment agreement, “good reason” means the assignment to Mr. Edson of duties that are inconsistent with his title and duties under the employment agreement, a reduction in compensation and benefits without Mr. Edson’s prior consent, the failure of a successor of NutraCea to assume and perform the employment agreement or a corporate change of control (as defined in the employment agreement). If Mr. Edson is terminated without cause, he shall be entitled to receive his base salary for the remainder of the term, but not less than an amount equal to his base salary in the preceding twelve months, and the Edson Incentive Bonus through the remainder of the term. For purposes of the employment agreement, “cause” shall mean the conviction of Mr. Edson of a felony, a crime involving moral turpitude causing material harm to NutraCea’s reputation, or for fraud against NutraCea.

On January 25, 2005, NutraCea entered into a three year employment agreement with Margie D. Adelman, NutraCea’s Senior Vice President and Secretary, pursuant to which NutraCea is to pay Ms. Adelman a base salary of $150,000 per year. The agreement also provides that Ms. Adelman is entitled to a one-time initial bonus of $25,000 and will be eligible for future incentive bonuses based solely on the discretion of NutraCea’s Chief Executive Officer or President and the approval of NutraCea’s Compensation Committee. Ms. Adelman was issued a warrant to purchase 1,000,000 shares of NutraCea’s common stock at an exercise price of $0.30 per share, 500,000 shares of which vested upon signing and 500,000 shares of which will vest on January 25, 2006, subject to forfeiture under certain terms and conditions. In addition, Ms Adelman was issued warrants to purchase 1,000,000 shares of NutraCea’s common stock at an exercise price of $0.30 that will vest upon the achievement of NutraCea obtaining “Gross Sales over $25,000,000” and NutraCea reporting a positive EBITDA for the period. All warrants expire ten years from the date of issuance. On February 26, 2006, the agreement was modified to include a car allowance of $600 per month, a cost of living increase for the balance of the term of her agreement, and an additional week of paid vacation per calendar year. Ms. Adelman will receive additional compensation if she is terminated prior to the end of the term for disability or without cause. If Ms. Adelman is terminated due to a disability, she shall be entitled to receive six months of base salary. For the purposes of the employment agreement, Ms. Adelman’s “disability” shall mean that for a period of three months in any twelve month period, she is incapable of substantially fulfilling her duties under the employment agreement because of physical, mental or emotional incapacity from injury, sickness or disease. If Ms. Adelman is terminated prior to the end of the term without cause (as defined in the employment agreement), she shall be entitled to receive twelve months salary at her then current base salary.

In September 2005, NutraCea entered into a First Amendment to employment agreement with Todd C. Crow, pursuant to which NutraCea assumed the employment agreement between Mr. Crow and The RiceX Company. The employment agreement, as amended, provides that Mr. Crow will serve as Chief Financial Officer of NutraCea and the RiceX Company. Mr. Crow’s employment agreement, as amended, provides that Mr. Crow will receive an annual base salary of $150,000, which salary will be reviewed annually and be adjusted to compensate for cost of living adjustments in the Sacramento metropolitan area. The agreement terminates on October 4, 2008. The term will be automatically extended for an additional one-year term unless either party delivers notice of election not to extend the employment at least 90 days prior to the expiration of the initial term. Mr. Crow’s employment may be terminated prior to the expiration of the agreement by the mutual written agreement of the parties or in the event of Mr. Crow’s disability. For the purposes of the employment agreement, “disability” means Mr. Crow’s inability, due to physical or mental impairment, to perform his duties and obligations, despite reasonable accommodation by us, for a period exceeding three months. Mr. Crow’s employment may also terminated in the event of his death, notice by NutraCea of termination for cause (as defined in the agreement), or written notice by NutraCea of termination without cause, upon fourteen (14) days notice. Mr. Crow is entitled to compensation for early termination. If Mr. Crow is terminated without cause, NutraCea will pay to Mr. Crow, as liquidated damages and in lieu of any and all other claims which Mr. Crow may have against us, the amount equal to Mr. Crow’s monthly base salary multiplied by the number of months remaining in the term of this agreement, or a payment amount equal to one year of Mr. Crow’s base salary, whichever is greater. If Mr. Crow is terminated as the result of a change in control transaction (as defined in the employment agreement, as amended) and Mr. Crow is not employed in the same capacity or being paid the same base salary as he was employed with NutraCea, then Mr. Crow will receive a severance payment equal to two (2) years of Mr. Crow’s Base Salary, or the balance remaining to be paid under the terms of the agreement, whichever is greater.

In September 2005, NutraCea entered into a First Amendment to employment agreement with Ike E. Lynch, pursuant to which NutraCea assumed the employment agreement between Mr. Lynch and The RiceX Company. The employment agreement, as amended, provides that Mr. Lynch will serve as Chief

Operating Officer of NutraCea, The RiceX Company and RiceX Nutrients, Inc., a subsidiary of The RiceX Company. The employment agreement, as amended, provides that Mr. Lynch will receive an annual base salary of $150,000, which salary will be reviewed annually and be adjusted to compensate for cost of living adjustments in the Sacramento metropolitan area. The agreement terminates on October 4, 2008. The term will be automatically extended for an additional one-year term unless either party delivers notice of election not to extend the employment at least 90 days prior to the expiration of the initial term. Mr. Lynch’s employment may be terminated prior to the expiration of the agreement by the mutual written agreement of the parties or in the event of Mr. Lynch’s disability. For the purposes of the employment agreement, “disability” means Mr. Lynch’s inability, due to physical or mental impairment, to perform his duties and obligations, despite reasonable accommodation by us, for a period exceeding three months. Mr. Lynch’s employment may also terminated in the event of his death, notice by NutraCea of termination for cause (as defined in the agreement), or written notice by NutraCea of termination without cause, upon fourteen (14) days notice. Mr. Lynch is entitled to compensation for early termination. If Mr. Lynch is terminated without cause, NutraCea will pay to Mr. Lynch, as liquidated damages and in lieu of any and all other claims which Mr. Lynch may have against us, the amount equal to Mr. Lynch’s monthly base salary multiplied by the number of months remaining in the term of this agreement, or a payment amount equal to one year of Mr. Lynch’s base salary, whichever is greater. If Mr. Lynch is terminated as the result of a change in control transaction (as defined in the employment agreement, as amended) and Mr. Lynch is not employed in the same capacity or being paid the same base salary as he was employed with NutraCea, then Mr. Lynch will receive a severance payment equal to one hundred eighty thousand dollars ($180,000).

On December 10, 2004, Patricia McPeak entered into an employment agreement with NutraCea. The employment agreement has a term of three years and provides that Ms. McPeak will be paid a base salary of $150,000 per year for the first two years of the term and $250,000 for the third year of the term. The term will be automatically extended for two additional one-year terms unless either party delivers notice of election not to extend the employment at least 180 days prior to the expiration of the initial term. The agreement also provides that Ms. McPeak is entitled to an annual incentive bonus based upon performance. The incentive bonus is payable annually within 10 days of the completion of NutraCea’s annual independent audit. The bonus is one percent of NutraCea’s “Gross Sales over $25,000,000,” but only if NutraCea reports a positive EBITDA for the period. The bonus amount is limited to a maximum of $750,000 in any calendar year. In addition, NutraCea issued to Ms. McPeak a warrant to purchase 2,000,000 shares of NutraCea’s common stock at an exercise price of $0.30 per share. The warrant is immediately exercisable and expires ten years from the date of issuance. The warrant is subject to a lock-up agreement through December 31, 2007. The terms of Ms. McPeak’s employment agreement regarding early termination payments are substantially similar to those terms contained in Mr. Edson’s employment agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of NutraCea’s common stock and Series B Preferred Stock as of March 3, 2006, by (i) each person or entity who is known by NutraCea to own beneficially more than 5% of the outstanding shares of that class of stock, (ii) each director, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers as a group. NutraCea has authorized Series A preferred stock, but none of these shares are outstanding. NutraCea’s Series B Preferred Stock has no voting rights for the Annual Meeting

The table is based on information provided to NutraCea or filed with the Securities and Exchange Commission (“SEC”) by the directors, executive officers and principal shareholders. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock issuable upon conversion of Series B preferred stock or issuable upon exercise of options and warrants that are currently exercisable or are exercisable within 60 days after March 3, 2006, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other shareholder. Unless otherwise indicated, the address for each shareholder listed in the following table is c/o NutraCea, 1261 Hawk’s Flight Court, El Dorado Hills, CA 95762.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number (1)	Percentage (1)
Patricia McPeak(2)	14,061,168	19.46%
Leonardo, L.P.(3) 245 Park Avenue, 26th Floor New York, NY 10167	7,500,000	9.89
Langley Park Investments PLC	7,000,000	10.24
Bradley D. Edson(4)	6,155,000	8.28
Monsanto 800 N. Lindbergh St. Louis, MO 63167	5,504,552	8.05
Funds related to Pequot Capital Management, Inc.(5) 500 Myala Farm Road Westport, CT 06880	5,250,000	7.13
The Pinnacle Fund, L.P.(6)	3,000,000	4.20
James C. Lintzenich(7)	2,883,019	4.13
Funds related to Enable Partners(8) One Ferry Building, Suite 255 San Francisco, CA 94111	1,750,000	2.50
Funds related to Xerion Partners Equity(9)	2,100,000	2.98
Ike E. Lynch(10)	1,663,983	2.39
Todd C. Crow(10)	1,393,416	2.00
Margie D. Adelman(10)	1,059,442	1.53
Eliot Drell(11)	1,048,335	1.52
Steven W. Saunders(12)	1,047,194	1.52
Edward L. McMillan(13)	171,337	*
David Bensol	35,000	*
Kenneth L. Shropshire	—	*
All directors and executive officers as a group (11 persons)(14)	29,517,894	34.88

*                    less than 1%

(1)          Applicable percentage of ownership is based on 68,350,622 shares of common stock outstanding as of March 3, 2006, together with applicable options and warrants for such shareholder exercisable within 60 days of March 3, 2006.

(2)          Includes 2,002,882 shares issuable upon the exercise of options and warrants. Also includes 1,311,900 shares owned and 1,900,773 shares issuable upon exercise of options held by reporting person’s spouse. Also includes 153,598 shares held by a trust controlled by the reporting person and her spouse. The reporting person disclaims beneficial ownership with regard to all shares owned by her spouse.

(3)          Includes 2,500,000 shares issuable upon exercise of warrants and 5,000,000 shares issuable upon conversion of 2,500 shares of Series B Preferred Stock. Leonardo Capital Management Inc. (“LCMI”) is the sole general partner of Leonardo, L.P. Angelo, Gordon & Co., L.P. (“Angelo, Gordon”) is the sole director of LCMI. John M. Angelo and Michael L. Gordon are the principal executive officers of Angelo, Gordon. Each of Angelo, Gordon and Messrs. Angelo and Gordon disclaim beneficial ownership of the securities held by Leonardo, L.P.

(4)          Includes 6,000,000 shares issuable upon exercise of warrants.

(5)          Securities beneficially owned by Pequot Capital Management, Inc. includes 3,500,000 shares underlying 1,750 shares of Series B Preferred Stock, of which 2,062,000 shares underlie shares of Series B Preferred Stock held of record by Pequot Scout Fund, L.P. and 1,438,000 shares underlie shares of Series B Preferred Stock held of record by Pequot Mariner Master Fund, L.P. In addition, includes 1,750,000 shares underlying warrants immediately exercisable, of which 1,031,000 shares underlie a warrant held of record by Pequot Scout Fund, L.P. and 719,000 shares underlie a warrant held of record by Pequot Mariner Master Fund, L.P. Pequot Capital Management, Inc., which is the Investment Manager/Advisor to the above named funds exercises sole dispositive, investment and voting power for all the shares. Arther J. Samberg is the sole shareholder of Pequot Capital Management, Inc. and disclaims beneficial ownership of the shares except for his pecuniary interest.

(6)          Securities beneficially owned by The Pinnacle Fund, L.P. represent 2,000,000 shares underlying Series B Preferred Stock and 1,000,000 shares underlying warrants immediately exercisable. Pinnacle Advisers, L.P., which is the investment advisor and general partner of The Pinnacle Fund, L.P., has sole dispositive, investment and voting power for all the shares. Pinnacle Fund Management, L.L.C. is the general partner of Pinnacle Advisors, L.P. Barry M. Kitt is the sole member of Pinnacle Fund Management, L.L.C. and disclaims beneficial ownership of the shares except for his pecuniary interest. The address for The Pinnacle Fund, L.P. is 4965 Preston Park Blvd., Suite 240, Plano, Texas 75093.

(7)          Includes 115,197 shares issuable upon exercise of options held by the reporting person. Also includes 1,371,411 shares of common stock outstanding and 1,371,411 shares of common stock issuable upon exercise of a warrant held by Intermark Group Holdings, LLC of which the filing person is an owner.

(8)          Securities beneficially owned by Enable Partners include 1,000,000 shares of common stock underlying 500 shares of Series B Preferred Stock, of which 800,000 shares underlie shares of Series B Preferred Stock  held of record by Enable Growth Partners LP and 200,000 shares underlie shares of Series B Preferred Stock held of record by Enable Opportunity Partners LP. In addition, includes 750,000 shares of common stock underlying warrants immediately exercisable, of which 600,000 shares underlie a warrant held of record by Enable Growth Partners LP and 150,000 shares underlie a warrant held of record by Enable Opportunity Partners LP. The natural person who has voting and dispositive power for the shares held by both funds named above is Mitch Levine, who is Managing Partner of both funds. Mr. Levine disclaims beneficial ownership of the shares except for his pecuniary interest.

(9)          Securities beneficially owned by Xerion Partners Equity include 1,400,000 shares of common stock underlying Series B Preferred Stock, of which 700,000 shares underlie shares of Series B Preferred Stock held of record by Xerion Partners I LLC and 700,000 shares underlie shares of Series B Preferred Stock held of record by Xerion Partners II Master Fund Limited. In addition, includes 700,000 shares of common stock underlying warrants immediately exercisable of which 350,000 shares underlie a warrant held of record by Xerion Partners I LLC and 350,000 shares underlie a warrant held of record by Xerion Partners II Master Fund Limited. The natural persons who have voting and dispositive power for the shares held by Xerion Partners I LLC are S. Donald Sussman and Daniel J. Arbess. Messrs. Sussman and Arbess disclaim beneficial ownership of the shares except for their pecuniary interests. The natural person who has voting and dispositive power for the shares held by Xerion Partners II Master Fund Limited is Daniel J. Arbess. Mr. Arbess disclaims beneficial ownership of the shares except for his pecuniary interest. The address for Xerion Partners I LLC is Two American Lane, Greenwich, Connecticut 06836. The address for Xerion Partners II Master Fund Limited is 450 Park Avenue, New York, New York 10022.

(10)   Includes options or warrants for the purchase of common stock as follows: Ike E. Lynch, 1,377,371 (also includes 11,065 shares of common stock and 95,228 options for the purchase of common stock held by Mr. Lynch’s wife to which Mr. Lynch disclaims beneficial ownership); Todd C. Crow, 1,383,716; Margie D. Adelman, 1,002,500.

(11)   Includes 252,141 shares issuable upon exercise of options or warrants held by reporting person. Also includes 304,282 outstanding shares owned by, and 314,987 shares issuable upon exercise of options or warrants held by, Drell-Pecha Partnership, of which the reporting person is a partner. Also includes 31,925 shares of common stock jointly held by reporting person and spouse.

(12)   Includes 640,002 shares of common stock and 407,192 shares issuable upon exercise of options and warrants.

(13)   Includes 76,798 shares issuable upon exercise of options held by reporting person. Also included 17,740 shares of common stock and 76,799 shares issuable upon exercise of warrants jointly held by reporting person and spouse.

(14)   Includes an aggregate of 16,270,702 shares issuable upon exercise of options and warrants.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2005, information with respect to NutraCea’s 2003 Stock Plan and 2005 Equity Incentive Plan, and with respect to certain other options and warrants, as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by stockholders	—	—	10,000,000	(1)
Equity compensation plans not approved by stockholders	38,283,359	$0.55	33,792	(2)
Total	38,283,359	$0.55	10,033,792

(1)          Represents shares reserved for issuance under the 2005 Equity Incentive Plan.

(2)          Represents shares reserved for future issuance under NutraCea’s 2003 Stock Compensation Plan.

The Board adopted the 2003 Stock Compensation Plan, or the 2003 Plan, on October 31, 2003. Under the terms of the 2003 Plan, NutraCea may grant up to 10,000,000 warrants, options, restricted common or preferred stock, or unrestricted common or preferred stock to officers, directors, employees or consultants providing services to NutraCea on such terms as are determined by the Board. The 2003 Plan provides that the Board may also permit officers, directors, employees or consultants to have their bonuses and/or consulting fees payable in warrants, restricted common stock, unrestricted common stock and other awards, or any combination thereof. As of December 31, 2005, a total of 33,792 shares are available for future grants. The Board administers the 2003 Plan. Under the 2003 Plan, options vest not less than 20% per year and have 10-year terms (except with respect to 10% stockholders, which have five-year terms). The Board may accelerate unvested options if NutraCea sells substantially all of its assets or is a party to a merger or consolidation in which NutraCea is not the surviving corporation. All options will terminate in their entirety to the extent not exercised on or prior to the date specified in the written notice unless an agreement governing any change of control provides otherwise.

As of December 31, 2005, options and warrants to purchase a total of 38,283,359 shares of NutraCea common stock were outstanding. None of these options and warrants were issued pursuant to plans or arrangements approved by NutraCea’s stockholders. The per share exercise prices of these options and warrants vary from $0.01 to $10.00.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

In November 2004, NutraCea purchased an automobile valued at $73,096 for use by Patricia McPeak, a director and former Chief Executive Officer. Ms. McPeak waived a car allowance in exchange for use of the automobile.

In 2004, NutraCea issued 100,000 shares of common stock to a director, Dr. Eliot Drell, to serve as the Chairman of NutraCea’s Medical Advisory Board.

In 2004, NutraCea issued 100,000 shares of common stock to a director, Dr. Ernie Bodai, to serve as NutraCea’s Corporate Medical Director.

In April 2005, a direct response marketing company agreed to pay Patricia McPeak, Nutracea’s former Chief Executive Officer and a director, a royalty per unit of NutraCea’s products sold through infomercials that demonstrate certain of NutraCea’s products. Pursuant to this agreement, Ms. McPeak should have earned approximately $270,000 in 2005 from this direct marketing company. The agreement provides for royalty payments to be made over the next two years by the direct response marketing company. These payments are not the obligations of NutraCea.

On April 15, 2004, NutraCea paid a consulting fee to Drell-Pecha, a partnership in which a director of NutraCea, Dr. Elliot Drell, is a partner. The consulting fee consisted of 300,000 shares of common stock and options to purchase an aggregate of 300,000 shares of common stock at $1.00 per share. 100,000 of the option shares vested upon grant and the remaining 200,000 option shares vest at a rate of 50,000 option shares per year.

Private Placement Transaction

In October 2005, NutraCea sold approximately 7,850 shares of Series B preferred stock at a price of $1,000.00 per share, and warrants to purchase an aggregate of 7,850,000 shares of common stock with an exercise price of $0.70 per share, to a small number of sophisticated investors in a private placement transactions. The Series B preferred stock can be converted to shares of common stock at a conversion rate of 2,000 shares of common stock for each share of Series B preferred Stock. Gross proceeds from the offering were approximately $7.85 million. The investors included Leonardo, L.P., funds related to Pequot Capital Management, Inc., The Pinnacle Fund, L.P., funds related to Enable Partners, and funds related to Xerion Partners, which purchased 2,500, 1,750, 1,000, 750 and 700 shares of Series B preferred stock, respectively. Information concerning the beneficial ownership of NutraCea’s securities by such persons is set forth below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires NutraCea’s directors, executive officers and holders of more than 10% of a registered class of NutraCea’s equity securities to file with the Securities and Exchange Commission, (“SEC”) initial reports of ownership and reports of changes in ownership of NutraCea’s common stock and other equity securities. Directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish NutraCea with copies of all Section 16(a) reports they file. Based solely on the review of the copies of such forms furnished to NutraCea, NutraCea believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2005 were met in a timely manner by the directors, executive officers and greater than 10% beneficial owners.

OTHER BUSINESS

NutraCea’s management knows of no other business to be brought before the 2006 Annual Meeting of Shareholders. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion, as they may deem appropriate, unless they are directed by a proxy to do otherwise.

ANNUAL REPORT ON FORM 10-KSB

NutraCea filed an Annual Report on Form 10-KSB with the Securities and Exchange Commission on March 31, 2006. A copy of the Annual Report has been mailed to all shareholders along with this proxy statement. Shareholders may obtain additional copies of the Annual Report and the exhibits thereto, without charge, by writing to Todd C. Crow, NutraCea’s Chief Financial Officer, at NutraCea’s principal executive offices at 1261 Hawk’s Flight Court, El Dorado Hills, California 95762.

By Order of the Board of Directors
/s/ TODD C. CROW
Todd C. Crow Chief Financial Officer
El Dorado Hills, California April 27, 2006

Appendix A

NUTRACEA

2005 EQUITY INCENTIVE PLAN

As Adopted May 26, 2005

1.     PURPOSE.   The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent, Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 24.

2.     SHARES SUBJECT TO THE PLAN.

2.1   Number of Shares Available. Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 10,000,000. Subject to Sections 2.2 and 18, Shares that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to an Award that otherwise terminates without Shares being issued; will again be available for grant and issuance in connection with future Awards under this Plan. In order that ISO’s may be granted under this Plan, no more than 10,000,000 Shares shall be issued as ISOs. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

2.2   Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, (c) the maximum number of Shares that may be issued as ISOs set forth in Section 2.1, and (d) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3.    ELIGIBILITY.   ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company; provided such consultants and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under this Plan.

4.     ADMINISTRATION.

4.1   Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a)           construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)          prescribe, amend and rescind rules and regulations relating to this Plan;

(c)           select persons to receive Awards;

(d)          determine the form and terms of Awards (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable and the extension or acceleration of any such provisions or limitations, based in each case on such factors as the Committee shall determine, in its sole discretion;

(e)           determine the number of Shares or other consideration subject to Awards;

(f)             determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

(g)           grant waivers of Plan or Award conditions;

(h)          determine the vesting, exercisability and payment of Awards;

(i)             correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j)              determine whether an Award has been earned; and

(k)          make all other determinations necessary or advisable for the administration of this Plan.

4.2   Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

4.3   Compliance with Code Section 162(m). If two or more members of the Board are “outside directors” within the meaning of Section 162(m) of the Code (“Outside Directors”), the Committee shall be comprised of at least two members of the Board, all of whom are Outside Directors.

5.    OPTIONS.   The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1   Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2   Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3   Exercise Period and Expiration Date. An Option will vest and become exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such Options, subject to the provisions of Section 5.6, and subject to Company policies established by the Committee from time to time. The Committee may provide for Options to vest and become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares subject to the Option as the Committee determines. However, except in the case of Options granted to Officers, Directors, and Consultants, Options shall become exercisable at a rate of no less than 20% per year over five (5) years from the date the Options are granted.

No Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Shareholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted.

5.4   Exercise Price. The Exercise Price of an NQSO will be determined by the Committee when the Option is granted; provided, however, that if expressly required by one or more state securities authorities or laws as a condition of issuing Awards and Shares in compliance with the securities laws of such state, the exercise price of an NQSO shall not be less than 85% of the Fair Market Value of the Shares on the date of grant and the Exercise Price of any NQSO granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of the Shares on the date of grant. The Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant and the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.

5.5   Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6   Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a)           If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than thirty (30) days after the Termination Date (or such longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b)          If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter (but not less than six months) or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or “disability,” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c)           Notwithstanding the provisions in paragraphs 5.6(a) and (b) above, Award Agreements and other agreements relating to Awards under this Plan may include a provision that if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or a Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that Participant’s service is terminated.

5.7   Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8   Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9   Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants effected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.    RESTRICTED STOCK.   A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), the restrictions to which the Shares will be subject, if any, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1   Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

6.2   Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee; provided, that if expressly required by any state securities authorities as a condition of the offer and sale of Shares subject to Restricted Stock Awards in compliance with the securities laws of such state, the Purchase Price will be at least 85% of the Fair Market Value of the Shares on the date the Restricted Stock Award is granted, except in the case of a sale to a Ten Percent Shareholder, in which case the Purchase Price will be 100% of the Fair Market Value. Payment of the Purchase Price may be made in accordance with Section 8 of this Plan.

6.3   Restrictions. Restricted Stock Awards will be subject to such restrictions (if any) as the Committee may impose. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or part, based on length of service, performance or such other factors or criteria as the Committee may determine.

7.      STOCK BONUSES.

7.1   Awards of Stock Bonuses. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent, Subsidiary or Affiliate of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent, Subsidiary or Affiliate of the Company (provided that the Participant pays the Company the par value, if any, of the Shares awarded by such Stock Bonus in cash) pursuant to an Award Agreement (the “Stock Bonus Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance Stock Bonus Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent, Subsidiary or Affiliate and/or individual performance factors or upon such other criteria as the Committee may determine.

7.2   Terms of Stock Bonuses. The Committee will determine the number of Shares to be awarded to the Participant and whether such Shares will be Restricted Stock. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will determine: (a) the nature, length and starting date of any period during which performance is to be measured (the “Performance Period”) for each Stock Bonus; (b) the performance goals and criteria to be used to measure the performance, if any; (c) the number of Shares that may be awarded to the Participant; and (d) the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

7.3   Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash, whole Shares, including Restricted Stock, or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

7.4   Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus only to the extent earned as of the date of Termination in accordance with the Performance Stock Bonus Agreement, unless the Committee determines otherwise.

8.    PAYMENT FOR SHARE PURCHASES.

8.1   Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)    by cancellation of indebtedness of the Company to the Participant;

(b)   by surrender of shares that either:  (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(c)    subject to applicable law, by waiver of compensation due or accrued to the Participant for services rendered; provided, that the portion of the Purchase Price equal to the par value of the Shares, if any, must be paid in cash;

(d)   with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1)   through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)   through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(e)    by any combination of the foregoing.

9.    WITHHOLDING TAXES.

9.1   Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

9.2   Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

10. PRIVILEGES OF STOCK OWNERSHIP.

10.1 Voting and Dividends. No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s original Purchase Price pursuant to Section 12.

10.2 Financial Statements. If expressly required by any state securities authorities as a condition of the offer and issuance of Awards in compliance with the securities laws of such state, the Company shall provide to each Participant during the period such Participant holds an outstanding Award a copy of the financial statements of the Company as prepared either by the Company or independent certified public accountants of the Company. Such financial statements shall be delivered as soon as practicable following the end of the Company’s fiscal year during the period Awards are outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

11. TRANSFERABILITY.   Unless determined otherwise by the Committee, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution. During the lifetime of the Participant, an Award will be exercisable only by the Participant, and any elections with respect to an Award, may be made only by the Participant. If the Committee in its sole discretion makes an Award or any interest therein transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701 of the Securities Act.

12. RESTRICTIONS ON SHARES.   At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Shares that are not “Vested” (as defined in the Stock Option Agreement) held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination

Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s original Purchase Price, provided, that the right to repurchase lapses at the rate of at least 20% per year over five (5) years from the date the Shares were purchased (or from the date of grant of options in the case of Shares obtained pursuant to a Stock Option Agreement and Stock Option Exercise Agreement), and if the right to repurchase is assignable, the assignee must pay the Company, upon assignment of the right to repurchase, cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.

13. CERTIFICATES.   All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14. ESCROW.   To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company, to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

15. REPRICING, EXCHANGE,  BUYOUT OF AWARDS.   The repricing of Options is permitted without prior stockholder approval, provided that the terms of the repricing satisfy the requirements of Section 409A of the Code and any regulations or rulings promulgated by the Internal Revenue Service. The Committee may, at any time or from time to time authorize the Company, in the case of an Option exchange without stockholder approval, and with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

16. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.   An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to:  (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

17. NO OBLIGATION TO EMPLOY.   Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

18. CORPORATE TRANSACTIONS.

18.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company, or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the shareholders of the Company), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute such Awards, as provided above, pursuant to a transaction described in this Subsection 18.1, such Awards shall expire on such transaction at such time and on such conditions as the Board will determine. Notwithstanding anything in this Plan to the contrary, the Board may, in its sole discretion, provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate upon a transaction described in this Section 18. If the Board exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Board determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Board.

18.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other “corporate transaction.”

18.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

19. ADOPTION AND SHAREHOLDER APPROVAL.   This Plan was adopted by the Board on May 26, 2005 (“Effective Date”). This Plan shall be approved by the shareholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial shareholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the shareholders of the

Company; and (c) in the event that shareholder approval of such increase is not obtained within the time period provided herein, all Awards granted hereunder will be canceled, any Shares issued pursuant to any Award will be canceled, and any purchase of Shares hereunder will be rescinded.

20. TERM OF PLAN.   Unless earlier terminated as provided herein, this Plan will terminate ten (10) years following the Effective Date.

21. AMENDMENT OR TERMINATION OF PLAN.   The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan. Notwithstanding the foregoing, neither the Board nor the Committee shall, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or (if the Company is subject to the Exchange Act) pursuant to the Exchange Act or any rule promulgated thereunder. In addition, no amendment that is detrimental to a Participant may be made to any outstanding Award without the consent of the Participant.

22. NONEXCLUSIVITY OF THE PLAN.   Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23. LIMITATION.   If expressly required by one or more state securities authorities or laws as a condition of issuing Awards and Shares in compliance with the securities laws of such state, the Company will not issue any Awards or Shares under this Plan without first obtaining shareholder approval of this Plan in such manner as required by the applicable state securities authorities or laws.

24. DEFINITIONS.   As used in this Plan, the following terms will have the following meanings:

“Affiliate”   means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

“Award”   means any award under this Plan, including any Option, Restricted Stock or Stock Bonus.

“Award Agreement”   means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board”   means the Board of Directors of the Company.

“Cause”   means termination of the Participant’s employment on the basis of the Participant’s conviction (or a plea of nolo contendere) of fraud, misappropriation, embezzlement or any other act or acts of dishonesty constituting a felony and resulting or intended to result directly or indirectly in a substantial gain or personal enrichment to the Participant at the expense of the Company or any Subsidiary.

“Code”   means the Internal Revenue Code of 1986, as amended.

“Committee”   means the committee appointed by the Board to administer this Plan, or if no such committee is appointed, the Board.

“Company”   means NutraCea, a corporation organized under the laws of the State of California, or any successor corporation.

“Disability”   means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exchange Act”   means the Securities Exchange Act of 1934, as amended.

“Exercise Price”   means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value”   means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(1)   if such Common Stock is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on such date;

(2)   if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(3)   if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

(4)   if none of the foregoing is applicable, by the Board of Directors in good faith.

“Insider”   means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option”   means an award of an option to purchase Shares pursuant to Section 5.

“Parent”   means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under this Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant”   means a person who receives an Award under this Plan.

“Plan”   means this NutraCea 2005 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Award”   means an award of Shares pursuant to Section 6.

“SEC”   means the Securities and Exchange Commission.

“Securities Act”   means the Securities Act of 1933, as amended.

“Shares”   means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

“Stock Bonus”   means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

“Subsidiary”   means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated”   means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, director, consultant or advisor to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

End of Plan

NUTRACEA
1241 HAWK’S FLIGHT COURT
EL DORADO HILLS, CALIFORNIA 95762

THIS PROXY IS SOLICITED ON BEHALF OF
THE COMPANY’S BOARD OF DIRECTORS

The undersigned holder of Common Stock of NutraCea, a California corporation (the “Company”), hereby appoints Bradley Edson and Todd C. Crow, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned may be entitled to vote at the 2006 Annual Meeting of Shareholders of the Company, to be held at The Sacramento Marriott Rancho Cordova, 11211 Point East Drive, Rancho Cordova, California on Wednesday, May 24, 2006, from 9:00 A.M. to 11:00 A.M. (Pacific Time) and at any adjournments or postponements thereof, and in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

(change of address/comments)

(If you have written in the above
spaces please mark the
corresponding box on the reverse
side of this card.)

(continued and to be signed on reverse side)

PLEASE VOTE, DATE, SIGN AND MAIL YOUR
PROXY CARD BACK AS SOON AS POSSIBLE!

ANNUAL MEETING OF SHAREHOLDERS
NUTRACEA

May 24, 2006

Please Detach and Mail in the Envelope Provided

This proxy is being solicited on behalf of the Board of Directors of NutraCea.

[X]	Please mark your votes as in this example

The Board of Directors recommends a vote FOR the nominees for director in Proposal No. 1.

1.	Election of Directors:	FOR	AGAINST	ABSTAIN	WITHHELD

	Bradley Edson	[_]	[_]	[_]	[_]
	David Bensol	[_]	[_]	[_]	[_]
	Eliot Drell	[_]	[_]	[_]	[_]
	James Lintzenich	[_]	[_]	[_]	[_]
	Patricia McPeak	[_]	[_]	[_]	[_]
	Edward L. McMillan	[_]	[_]	[_]	[_]
	Steven Saunders	[_]	[_]	[_]	[_]
	Kenneth L. Shropshire	[_]	[_]	[_]	[_]

2.	Approval of NutraCea 2005	FOR	AGAINST	ABSTAIN	WITHHELD
	Equity Incentive Plan	[_]	[_]	[_]	[_]

3.	In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

Please check this box if you plan to attend the Annual Meeting. [_]

Change of Address / Comments [_]

Signature(s)			Date

NOTE:	Please sign exactly as name appears above. Joint owners should each sign. Fiduciaries should add their full title to their signature.
Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an
authorized person.

DETACH & RETURN PROXY CARD, RETAIN ADMISSION CARD

ADMISSION CARD

ANNUAL MEETING OF SHAREHOLDERS

May 24, 2006

9:00 A.M. (Pacific Time)

The Sacramento Marriott Rancho Cordova

11211 Point East Drive

Rancho Cordova, California

Presentation of this card is required

for admission to the Annual Meeting

PLEASE PRESENT THIS CARD TO THE COMPANY’S REPRESENTATIVE

AT THE ENTRANCE TO THE ANNUAL MEETING

NUTRACEA

Name:
Address:

Non-Transferable